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                                                                    Exhibit 23.3

               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in Levitt Corporation's Annual Report (Form 10-K) for the year ended December 31, 2003 of our report dated January 20, 2004, with respect to the consolidated financial statements of Bluegreen Corporation for the year ended December 31, 2003.




West Palm Beach, Florida                             /s/ Ernst & Young LLP
March 25, 2004